Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-89792), Registration Statement on Form S-4 (No. 333-107098) and Registration Statements on Form S-8 (Nos. 333-97211, 333-106794, 333-47904, 333-65494, 333-81625, 333-110432, 333-110433, 333-128339 and 333-140817) of Biogen Idec Inc. of our report dated February 14, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP
Boston, MA
February 14, 2008